SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14a-12

TRANSGENOMIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(2)	Aggregate number of securities to which transaction applies:

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TRANSGENOMIC, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

October 26, 2005

A Special Meeting of Stockholders of Transgenomic, Inc. (the “Company”) will be held at the offices of Kutak Rock LLP, 1650 Farnam Street, Omaha, Nebraska, on Wednesday, October 26, 2005, at 9:00 a.m. Central Time, for the following purposes:

(1)	to authorize the Company to issue a number of shares of its Common Stock in connection with a private placement to certain institutional investors that exceeds 20% of the shares of Common Stock outstanding on the date the Company entered into the Securities Purchase Agreements relating to such private placement;

(2)	to authorize an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 100,000,000; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Please read the enclosed Proxy Statement for important information about the Special Meeting.

Only stockholders of record at the close of business on September 30, 2005, are entitled to notice of, and to vote at, the Special Meeting.

Please sign and return the enclosed proxy card using the envelope provided. You can revoke your proxy at any time. If you attend the Special Meeting in person you may withdraw your proxy and vote in person.

By Order of the Board of Directors

Mitchell L. Murphy, Secretary

Omaha, Nebraska

October 10, 2005

IMPORTANT: IT IS IMPORTANT THAT WE RECEIVE YOUR PROXY TO ENSURE A QUORUM AT THE SPECIAL MEETING. BY PROMPTLY RETURNING YOUR PROXY CARD TO US, YOU WILL SAVE THE COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION.

TRANSGENOMIC, INC.

12325 Emmet Street

Omaha, Nebraska 68164

PROXY STATEMENT

for

SPECIAL MEETING OF STOCKHOLDERS

of

TRANSGENOMIC, INC.

We are sending this Proxy Statement to you in connection with our request for your proxy to use at a Special Meeting of Stockholders of Transgenomic, Inc. (the “Company”) to be held on October 26, 2005. Only those owners of our common stock of record at the close of business on September 30, 2005 (the “Record Date”) are entitled to vote at the Special Meeting. This Proxy Statement, along with the Notice of the Special Meeting and a proxy card are being first mailed to stockholders on or about October 12, 2005.

Your proxy is being solicited by the Board of Directors of the Company and will give them the power to vote on your behalf at the Special Meeting. All shares of the Company’s common stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors in accordance with the directions given by those proxies. Where no instructions are indicated, the Board of Directors will vote “FOR” each of proposals 1 and 2 that will be considered at the Special Meeting. In addition, the Board of Directors believes outstanding shares owned by three institutional stockholders as well as the executive officers and directors of the Company will be voted “FOR” both proposals 1 and 2. Shares owned by these stockholders represent a majority of the total shares outstanding as of the Record Date.

You may revoke your proxy at any time before it is exercised by the Board of Directors at the Special Meeting. If you decide to do this, you will need to give the Secretary of the Company written notice that you want to revoke the proxy or you can submit a new proxy to him. In addition, if you attend the Special Meeting in person, you may withdraw your proxy and vote in person. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the Special Meeting for purposes of establishing a quorum. This includes shares for which votes are withheld, abstentions are cast or there are broker nonvotes. The holders of at least a majority of our common stock issued and outstanding on the Record Date must be present at the Special Meeting, either in person or by proxy, in order for there to be a quorum.

We will pay the cost of soliciting proxies for the Special Meeting. Our officers and employees may solicit proxies, without additional compensation, in person, by telephone, in writing or otherwise. We may make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and we may reimburse them for reasonable expenses they incur in so doing.

Voting Securities and Beneficial Ownership by Principal Stockholders and Our Directors and Officers

On the Record Date there were 34,246,336 issued and outstanding shares of our common stock. Each share of common stock is entitled to one vote on each matter to be voted on at the Special Meeting.

This table shows the beneficial ownership of our common stock by our directors, by those of our executive officers who are named in the Summary Compensation Table included within the Proxy Statement for our last Annual Meeting, by all of our current executive officers and directors as a group, and by each person we believe beneficially owns more than 5% of our outstanding common stock as of September 30, 2005, the record date established for our Special Meeting of Stockholders. Each stockholder named in this table has sole voting and investment power over the shares he beneficially owns and all such shares are owned directly by the stockholder unless otherwise indicated. Stock ownership information of persons other than our executive officers and directors is based on available information, including but not limited to, Schedules 13D, 13F or 13G filed with the Securities and Exchange Commission.

Name	Number of Shares Beneficially Owned		Percent of Class
Directors and Executive Officers
Collin J. D’Silva, Director, President and Chief Executive Officer	4,739,488	(1)	13.8%
Michael A. Summers, Chief Financial Officer	116,667	(2)	*
Mitchell L. Murphy, Vice President, Secretary and Treasurer	166,667	(3)	*
Gregory J. Duman, Director	240,400	(4)	*
Jeffrey L. Sklar, M.D., Ph.D., Director	24,000	(5)	*
Roland J. Santoni, Director	25,000	(6)	*
Parag Saxena, Director	0	(7)	*
Gregory T. Sloma, Director	10,000	(8)	*
All directors and executive officers as a group (8 persons)	5,322,222	(9)	15.3

Other Stockholders
Kopp Investment Advisors, Inc.	9,284,330	(10)	27.1
Mazama Capital Management, LLC	4,006,432	(11)	11.7
INVESCO Private Capital, Inc.	2,292,426	(12)	6.7

*	Represents less than 1% of the outstanding Common Stock of the Company.
(1)	Consists of 2,771,538 shares owned by Mr. D’Silva, 1,400,000 shares owned by the Arthur P. D’Silva Trust, of which Collin J. D’Silva is the sole trustee, 484,616 shares owned by D’Silva, LLC, of which Mr. D’Silva is the managing member and vested options to purchase 83,334 shares at $1.03 per share. Mr. D’Silva also holds unvested options to purchase an additional 167,666 shares at $1.03 per share.
(2)	Consists of vested options to purchase 66,667 shares at $1.09 per share and 50,000 shares at $1.03 per share. Mr. Summers also holds unvested options to purchase an additional 33,333 shares at $1.09 per share and 100,000 shares at $1.03 per share.
(3)	Consists of 4,000 shares owned by Mr. Murphy and vested options to purchase 50,000 shares at $5.00 per share, 8,000 shares at $11.94 per share, 2,500 shares at $9.91 per share, 8,000 shares at $6.38 per share, 27,500 shares at $6.24 per share, 50,000 shares at $1.92 per share and 16,667 shares at $1.03 per share. Mr. Murphy also holds unvested options to purchase an additional 2,000 shares at $11.94 per share, 2,000 shares at $6.38 per share and 33,333 shares at $1.03 per share.
(4)	Consists of 25,400 shares owned by Mr. Duman and vested options to purchase 15,000 shares at $10.00 per share and 200,000 shares at $6.00 per share. Mr. Duman also holds unvested options to purchase an additional 5,000 shares at $2.57 per share.
(5)	Consists of vested options to purchase 15,000 shares at $5.00 per share and 9,000 shares at $13.00 per share. Dr. Sklar also holds unvested options to purchase an additional 3,000 shares at $6.38 per share, 6,000 shares at $6.16 per share, 5,000 shares at $2.57 per share and 5,000 shares at $1.09 per share.
(6)	Consists of 2,500 shares owned by Mr. Santoni and vested options to purchase 17,500 shares at $10.00 per share and 5,000 shares at $2.57 per share. Mr. Santoni also holds unvested options to purchase an additional 3,000 shares at $6.16 per share, 3,000 shares at $6.00 per share and 5,000 shares at $2.57 per share.
(7)	Mr. Saxena holds unvested options to purchase 15,000 shares at $1.09 per share.
(8)	Consists of vested options to purchase 10,000 shares at $2.57 per share. Mr. Sloma also holds unvested options to purchase an additional 5,000 shares at $2.57 per share.

(9)	Includes vested options to acquire 634,168 shares of common stock.
(10)	The address of Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435.
(11)	The address of Mazama Capital Management, LLC is One Southwest Columbia Street, Suite 1500, Portland Oregon 97258.
(12)	These shares are held by entities affiliated with INVESCO Private Capital, Inc., which disclaims beneficial ownership of these shares. The address of INVESCO Private Capital, Inc. is 1166 Avenue of the Americas, New York, New York 10036.

PROPOSAL NO. 1

TO AUTHORIZE THE COMPANY TO ISSUE SHARES OF COMMON STOCK IN A PRIVATE PLACEMENT EXCEEDING 20% OF THE SHARES OUTSTANDING ON THE DATE THE COMPANY ENTERED INTO THE ASSOCIATED SECURITIES PURCHASE AGREEMENTS.

General

On September 22, 2005, we entered into Securities Purchase Agreements with a number of institutional investors (the “Securities Purchase Agreements”) in which we have agreed to sell the following securities: (i) 14,925,743 shares of our Common Stock, plus (ii) five-year, non-callable warrants to purchase another 5,970,297 shares of Common Stock with an exercise price of $1.20 per share (the “Proposed Offering”). The aggregate purchase price for the securities to be sold in the Proposed Offering is $1.01 per share of Common Stock initially being sold (the “Purchase Price”) or $15.1 million.

Under Nasdaq National Market (“Nasdaq”) rules, stockholder approval is required for any issuance of common shares or securities convertible into or exercisable for common shares in a non-public offering at a price below the market value or book value of such shares when the issuance or potential issuance will result in the sale of securities having 20% or more of the value, or 20% or more of the voting power, of the then outstanding common shares.

The number of shares to be issued by us under the Proposed Offering exceeds 20% of the total number of shares of Common Stock that were issued and outstanding on September 22, 2005. Under the rules of the Nasdaq, after taking into account the deemed value of the warrants, the portion of the Purchase Price attributable to the Common Stock being sold in the Proposed Offering is $0.96 per share. Accordingly, the sale of Common Stock in the Proposed Offering is considered to be at a price that is less than the market price of our shares on September 22, 2005 of $1.01 per share. Because of this, we are required by the Nasdaq rules and the terms of the Securities Purchase Agreements to obtain authorization of our stockholders before closing the Proposed Offering.

Reasons for the Proposal

The proceeds from the Proposed Offering will allow us to strengthen our consolidated balance sheet by enhancing our liquidity and overall working capital positions and by eliminating all convertible debt with Laurus Master Fund, Ltd. (“Laurus”). As of June 30, 2005, our working capital was approximately $0.2 million. In addition, we had approximately $1.3 million of additional borrowing availability under our revolving line of credit with Laurus. Increasing our liquidity and working capital positions are essential to efficiently executing our business plan.

As a result, we began exploring a number of alternatives to obtain additional liquidity and capital that have included, among other things, restructuring our existing facilities with Laurus, obtaining alternate debt facilities and/or various placements of common or preferred stock. We engaged Oppenheimer & Co., Inc. (“Oppenheimer”) to assist in our review of these alternatives and, ultimately, to act as our placement agent in connection with a private placement of Common Stock to institutional investors. On September 22, 2005, we executed Securities Purchase Agreements relating to the Proposed Offering

Terms of the Proposed Offering

Under the terms of the Securities Purchase Agreements, we will issue, at a purchase price of $1.01 per share of Common Stock being sold, (i) 14,925,743 shares of our Common Stock, plus (ii) five-year, non-callable warrants to purchase another 5,970,297 shares of Common Stock with an exercise price of $1.20 per share. We will also issue a warrant to Oppenheimer to purchase 753,750 shares at $1.20 per share as part of their placement fee for the proposed offering. The Common Stock and warrants will be sold to a limited number of institutional investors in a private placement that is exempt from registration under federal and state securities laws. We are required to register all shares of Common Stock sold in the Proposed Offering and issuable upon exercise of the warrants (including the warrant issued to Oppenheimer) within 90 days of the closing of the Proposed Offering. As a result, the Common Stock we issue to these institutional investors may be sold in the secondary market at any time once such registration is effective. If we fail to register these shares in a timely manner, we are subject to certain penalties.

The net proceeds of $13.2 million from the Proposed Offering, after estimated transaction costs of $1.9 million, will be used to prepay all of our indebtedness to Laurus and for our general working capital needs.

In addition to receiving the approval of our stockholders and the amendment of our Certificate of Incorporation described in Proposal No. 2, the closing of the Proposed Offering is conditioned on the repayment of our indebtedness to Laurus. Our indebtedness to Laurus consists of a $7.5 million revolving line of credit which has an outstanding principal balance of approximately $6.5 million, and a $2.75 million term note which has an outstanding principal balance of approximately $1.7 million (collectively the “Laurus Loans”). Borrowings under the Laurus Loans and related interest are generally convertible at any time into shares of our Common Stock at a conversion price of $1.00 per share. In contemplation of the Proposed Offering, we entered into an agreement with Laurus under which Laurus has agreed not to convert more than $1,000,000 of our indebtedness into Common Stock, and to allow the entire indebtedness owed to Laurus to be repaid simultaneously with the closing of the Proposed Offering. In return, we agreed to pay Laurus a fee of $0.5 million in addition to prepayment penalties of approximately $0.3 million. By prepaying the Laurus Loans, we will eliminate the potential issuance of up to 8.2 million shares of Common Stock issuable upon conversion of the current outstanding principal balance of the Laurus Loans plus an additional amount related to accrued and unpaid interest.

In connection with the Laurus Loans, we also issued warrants to Laurus for the purchase of 1,075,000 shares of Common Stock at exercise prices ranging from $1.25 per share to $3.11 per share. These warrants will remain outstanding even though the Laurus debt is repaid in full at the closing of the Proposed Offering. Because the sale price of Common Stock under the Securities Purchase Agreements is less than the exercise prices of the Laurus warrants, these exercise prices will be reduced to a range from $1.18 per share to $2.58 per share due to the antidilution provisions of these warrants.

Capitalization

The following table describes our cash, cash equivalents and capitalization as of June 30, 2005 on an actual basis and pro forma basis as adjusted to give effect to the Proposed Offering. You should read this table together with information found in our quarterly report for the period ended June 30, 2005 and our 2004 annual report on Form 10-K, as amended. Dollars are in thousands.

	June 30, 2005
	Actual	Pro Forma
Cash and cash equivalents	$1,714	$6,741	(1)(3)

Total current assets	$15,893	$20,920

Line of credit	$6,570	$—	(1)(2)

Current portion of long-term debt	$450	$—	(1)(2)

Total current liabilities	$15,712	$8,692

Long-term debt	$1,494	$—	(1)(2)

Total liabilities	$17,206	$8,692

Stockholders’ Equity
Preferred stock	$—	$—
Common stock	348	497	(1)(3)(4)
Additional paid-in capital	124,993	137,988	(1)(3)
Accumulated other comprehensive income	1,409	1,409
Accumulated deficit	(110,991)	(110,595	)(1)(2)(3)

Total stockholder’s equity	$15,759	$29,299

(1)	The pro forma presentation assumes that we sell the following securities: (i) 14,925,743 shares of our Common Stock, plus (ii) five-year, non-callable warrants to purchase another 5,970,297 shares of Common Stock with an exercise price of $1.20 per share. The net proceeds of approximately $13.2 million from the Proposed Offering, after estimated transaction costs of $1.9 million, will be used to prepay all of our indebtedness to Laurus and for our general working capital needs. Transaction costs include fees to Oppenheimer totaling approximately $1.1 million, fees of $.05 million to Laurus to facilitate this transaction, and other transaction specific costs totaling approximately $0.1 million.
(2)	The pro forma presentation assumes that net premiums related to the Laurus Loans totaling $0.7 million at June 30, 2005 will result in a gain upon prepayment of these loans. This gain will be partially offset by prepayment penalties of $0.3 million.
(3)	The pro forma presentation assumes that Laurus converts no existing indebtedness into Common Stock prior to or simultaneously with closing of the Proposed Offering.
(4)	The following table summarizes the number of shares of Common Stock on an actual and pro forma basis adjusted to give effect to the Proposed Offering.

	June 30, 2005
	Actual	Pro Forma
Shares outstanding	34,241,281	49,167,024
Potentially dilutive securities	14,524,935	14,208,732

Total	48,766,216	63,375,756

Certain Risks Associated with Proposal No. 1

Before granting your proxy to vote for Proposal No. 1, you should carefully consider the following:

The issuance of the additional shares of Common Stock contemplated by the Proposed Offering will be dilutive to existing shareholders.    By approving Proposal No. 1, stockholders will allow us to issue a substantial amount of additional Common Stock which will reduce the existing stockholders’ proportionate ownership and voting rights in the Company. The dilution caused by the issuances of shares of Common Stock under the Proposed Offering could reduce per share results and dividends, when and if declared by the Board of Directors.

The Proposed Offering may cause Laurus to convert up to $1,000,000 of its existing indebtedness into Common Stock which will be dilutive to existing shareholders.    Borrowings under the Laurus Loans and related interest are generally convertible at any time into shares of the Company’s Common Stock at a conversion price of $1.00 per share. While we have entered into an agreement with Laurus under which Laurus has agreed not to convert more than $1,000,000 of our indebtedness into Common Stock prior to closing of the Proposed Offering, Laurus may convert this entire amount of debt into Common Stock if the Proposed Offering closes. The amount of shares issued to Laurus upon conversion of this indebtedness will also reduce the existing stockholders’ proportionate ownership and voting rights in the Company and could reduce per share results and dividends, when and if declared by the Board of Directors.

The issuance of shares of Common Stock at the price provided for in the Securities Purchase Agreements will reduce the exercise price under existing warrants.    Under the antidilution feature of the warrants issued to Laurus, any sale of our Common Stock at a price that is below the exercise prices of these warrants will cause the exercise price of the warrants to adjust downward on a weighted average basis. If the sale of shares under the Securities Purchase Agreements is completed, the exercise prices of these warrants will be reduced from their current range of $1.25 per share to $3.11 per share to a new range of $1.18 per share to $2.58 per share.

The resale of Common Stock issued in the Proposed Offering may reduce the market price of the Company’s stock.    We have agreed that the Common Stock issued in the Proposed Offering will be registered for resale under federal securities laws. Accordingly, the institutional investors who acquire common stock in the Proposed Offering, including shares issued to them upon the exercise of their warrants, will be able to resell these shares in the market once this registration is completed. It can be expected that some or all of these investors will sell some or all of the shares issued to them. Because the average trading volume for shares of the our Common Stock is relatively modest, the sale by any of these purchasers of a substantial number of shares could cause the trading price for our Common Stock to decline in order for the market to clear these sales.

The failure to register the Common Stock issued in the Proposed Offering for resale under federal securities laws will subject us to penalties.    If the Proposed Offering is closed, we will be required to use our best efforts to file a registration statement covering the resale of the Common Stock issued in the Proposed Offering and the Warrants within 30 days following closing and to cause the registration statement to become effective with the SEC on or prior to the 90th day following closing. Failure to comply with these registration rights will result in a penalty equal to 1.5% of the aggregate purchase price for each successive 30-day period thereafter, calculated on a pro-rated basis over any partial 30-day period. The amount of this penalty is approximately $225,000 per month.

Vote Required

Proposal No. 1 to authorize the Company to issue shares of Common Stock under the Securities Purchase Agreements exceeding 20% of the shares outstanding on the date the Company entered into the Securities Purchase Agreements requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company’s Common Stock. Accordingly, abstentions and broker nonvotes will have the same effect as a vote against Proposal No. 1.

Stockholder approval of Proposal No. 1 will only be effective if stockholders also approve Proposal No. 2. Therefore, a vote against Proposal No. 2 will have the same effect as a vote against Proposal No. 1.

The Board of Directors recommends that stockholders vote “FOR” Proposal No. 1 to authorize the Company to issue shares under the Securities Purchase Agreements exceeding 20% of the shares outstanding on the date the Company entered into the Securities Purchase Agreements.

PROPOSAL NO. 2

TO AMEND THE CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

General

The Board of Directors has approved and is hereby soliciting stockholder approval of an amendment to the Company’s existing Certificate of Incorporation to increase the total number of shares of Common Stock that the Company is authorized to issue from 60,000,000 to 100,000,000 shares. The additional 40,000,000 shares of Common Stock would become a part of the existing class of Common Stock and, if and when issued, would have the same rights, privileges and preferences as the shares of Common Stock currently issued and outstanding. As a result of this increase in the number of authorized shares of Common Stock, the total number of shares of capital stock (including both Common Stock and Preferred Stock) that the Company is authorized to issue will increase from 75,000,000 to 115,000,000, but the number of shares of Preferred Stock the Company will issue will remain 15,000,000. If the amendment is approved by the stockholders, Section 4.1 of the Certificate of Incorporation would read as follows:

Section 4.1.    The total number of shares of capital stock which the Corporation shall have the authority to issue is 115,000,000 consisting of (a) 100,000,000 shares of Common Stock, par value $0.01 per share, and (b) 15,000,000 shares of Preferred Stock, par value $0.01 per share.

If the stockholders approve Proposal No. 2, the amendment to the Certificate of Incorporation will become effective when a Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Though the Company anticipates the filing of the Certificate of Amendment promptly after the Special Meeting, the Board of Directors will have the discretion to make the filing at any time after the Special Meeting.

Reasons for the Proposal

As explained above in connection with Proposal No. 1, we have been working to improve our liquidity and working capital positions so that we can efficiently execute our business plan. In furtherance of these goals, we entered into Securities Purchase Agreements with a number of institutional investors under which the Company has agreed to issue 14,925,743 shares of Common Stock and warrants to purchase 5,970,297 shares of Common Stock. In addition, as partial consideration for its services as placement agent for the sale of Common Stock and warrants under the Securities Purchase Agreements, we will issue warrants to Oppenheimer for the purchase of 753,750 shares of Common Stock. In order to be able to legally issue the shares of Common Stock sold under the Securities Purchase Agreements, and to reserve enough authorized but unissued shares of Common Stock for issuance under these warrants and other stock options and warrants that are already outstanding, the Company will need to have authorized approximately 65,000,000 shares of Common Stock.

On the Record Date, there were 34,246,336 shares of Common Stock issued and outstanding. In addition, as of the Record Date, we had reserved (i) 6,246,231 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Company’s Fourth Amended and Restated 1997 Stock Option Plan (of which 5,543,681 shares of Common Stock are subject to outstanding, unexercised options), (ii) 243,717 shares of Common Stock for issuance to employees pursuant to the Company’s Employee Stock Purchase Plan and (iii) 1,159,421 shares of Common Stock for issuance pursuant to outstanding warrants to purchase Common Stock. Additionally, so long as the Laurus Loans remain outstanding, we are required to reserve a sufficient number of shares of Common Stock to reflect the number of shares that may be issued to Laurus upon conversion of this indebtedness.

In addition to allowing us to issue the shares of Common Stock and warrants under the Securities Purchase Agreements, Proposal No. 2 has been made because we believe that it is advisable to have a greater number of authorized but unissued shares of Common Stock available for general corporate purposes. We may from time to time consider public or private financings to provide the Company with capital that may involve the issuance of additional shares of Common Stock or securities convertible into Common Stock, acquisitions, stock dividends or stock splits. We believe that having authority to issue additional shares of Common Stock will avoid the possible delay and significant expense of calling and holding a special meeting of stockholders to increase authorized shares of Common Stock. Except for the issuance of Common Stock proposed in Proposal No. 1, the right of Laurus to convert debt into common stock as described herein, the Company’s Employee Stock Purchase Plan and the Company’s outstanding options and warrants, at the present time we have no agreement or arrangement involving the issuance of Common Stock.

Certain Risks Associated with Proposal No. 2

Before granting your proxy to vote for Proposal No. 2, you should carefully consider the following:

The authorization of additional shares of Common Stock may allow the Company to issue shares in the future without further approval by the stockholders and these future issuances of Common Stock will reduce the ownership of existing stockholders and may be dilutive.    By approving Proposal No. 2, stockholders will authorize an additional 40,000,000 shares of Common Stock which we may issue from time to time. Further action by the stockholders would not necessarily be required for the issuance of these additional shares. The issuance of this additional Common Stock will reduce the existing stockholders proportionate ownership of the Company and voting rights in the Company. In addition, the issuance of these additional shares may be dilutive to current stockholders and could negatively impact the market price of the Company’s Common Stock. The possible dilution caused by future issuances of shares of Common Stock could reduce per share results and dividends, when and if declared by the Board of Directors.

An increase in the authorized shares of Common Stock may have certain anti-takeover effects.    The increase in the authorized shares of the Company’s Common Stock is not intended as an “anti-takeover device,” which would inhibit or affect any possible change in control of the Company. However, the availability for issuance of additional shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest or increasing the cost to any person or persons attempting to purchase the Company or otherwise obtain control of the Company. We are not aware of any pending or threatened efforts to acquire control of the Company.

Vote Required

Proposal No. 2 to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 100,000,000 shares requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company’s Common Stock. Accordingly, abstentions and broker nonvotes will have the same effect as a vote against Proposal No. 2.

The Board of Directors recommends that stockholders vote “FOR” Proposal No. 2 to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 100,000,000 shares.

FINANCIAL INFORMATION

Requests for printed financial material for Transgenomic—annual reports and Forms 10-K and 10-Q—should be directed to Mitchell L. Murphy, Vice President, Secretary and Treasurer, Transgenomic, Inc., 12325 Emmet Street, Omaha, NE 68164, telephone (402) 452-5400. A representative of the Company’s independent auditors, Deloitte & Touche LLP, is expected to attend the Special Meeting and will be available to answer questions.

SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to our Bylaws, stockholder proposals submitted for presentation at our next annual meeting, including nominations for directors, must be received by our corporate Secretary at the address of our home office no later than 35 days prior to the date of the next annual meeting. If less than 35 days’ notice of the next annual meeting is given, then stockholder proposals must be received by our corporate Secretary no later than seven days after the mailing date of the notice of the next annual meeting to stockholders. Any stockholder nomination for director must set forth the name, age, address and principal occupation of the person nominated, the number of shares of our common stock owned by the nominee and the nominating stockholder and other information required to be disclosed about the nominee under federal proxy solicitation rules.

In order to be included in our Proxy Statement relating to next year’s annual meeting, stockholder proposals must be submitted in writing by February 22, 2006 to our corporate Secretary at the address of our home office. The inclusion of any such proposal in our proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the Special Meeting. If, however, any other business should properly come before the Special Meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

COMMUNICATIONS WITH THE COMPANY

Stockholders and other interested parties who desire to communicate directly with the Company’s independent, non-management directors should submit communications in writing addressed to Audit Committee Chair, Transgenomic, Inc., 12325 Emmet Street, Omaha, NE 68164. Stockholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with the Company’s Audit Committee in writing addressed to Audit Committee Chair, Transgenomic, Inc., 12325 Emmet Street, Omaha, NE 68164.

By Order of the Board of Directors

Mitchell L. Murphy, Secretary

Omaha, Nebraska

October 10, 2005

TRANSGENOMIC, INC.

SPECIAL MEETING OF STOCKHOLDERS

Wednesday, October 26, 2005 9:00 A.M., Central Time

Kutak Rock LLP 1650 Farnam Street Omaha, Nebraska

TRANSGENOMIC, INC.

revocable proxy

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRANSGENOMIC, INC. FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, OCTOBER 26, 2005 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes the Board of Directors of Transgenomic, Inc. (the “Company”), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the offices of Kutak Rock LLP, 1650 Farnam Street, Omaha, Nebraska, on Wednesday, October 26, 2005, at 9:00 a.m., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse side hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2.

This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Special Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of the Company called for October 26, 2005, and the Proxy Statement for the Special Meeting prior to the signing of this proxy.

(Continued and to be signed on the reverse hereof.)

Please detach here

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

1. To authorize the Company to issue a number of shares of its Common Stock in connection with a private placement to certain institutional investors that exceeds 20% of the shares of Common Stock outstanding on the date the Company entered into the Securities Purchase Agreements relating to such private placement;

2. To authorize an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 100,000,000;

3. To vote, in its discretion, upon such other matters as may properly come before the Transgenomic, Inc. Special Meeting or any adjournment thereof.

MARK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

FOR

FOR

WITHHELD

WITHHELD

ABSTAIN

ABSTAIN

Dated:

, 2005

Signature(s) in Box

Please date and sign exactly as your name(s) appear(s) on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.